EXHIBIT 99.3 Fourth Quarter 2018 Earnings February 11, 2019 Earnings Call Presentation – 4Q 2018

Preliminary Matters Cautionary Statements Regarding Forward-Looking Information This presentation may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts. Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this presentation. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are the possibility that the anticipated benefits and synergies from an acquisition may not be fully realized to the extent or within the time frame previously expected and other factors listed in periodic reports filed by Kemper Corporation with the Securities and Exchange Commission (SEC). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this presentation. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures that the company believes are meaningful to investors. Non-GAAP financial measures have been reconciled to the most comparable GAAP financial measure. Earnings Call Presentation – 4Q 2018 2

A Leading Specialized Multi-Line Insurer

Taking advantage of a diversified portfolio of niche businesses….

KEMPER

Founded in 1990 and headquartered in Chicago, with subsidiaries writing policies since 1911.

~$12B	~6.3M	~30,000	~8,100
Assets	Policies	Agents/Brokers	Employees

KEMPER Auto

Specialty P&C insurance providing personal and commercial automobile insurance products

KEMPER Personal Insurance

Preferred personal lines insurance providing preferred automobile, homeowners and other personal insurance products

KEMPER Life & Health

Life and health insurance providing life, supplemental benefits, and other property insurance products

….to create value for all our stakeholders

KEMPER

Earnings Call Presentation – 4Q 2018 | 3

Create Long-Term Shareholder Value Leverage competitive advantages to grow returns and BVPS1 over time Diversified sources of earnings; Sustainable competitive Growing returns Strong capital/liquidity advantages and build and book value per positions; core capabilities share over time Disciplined approach to capital mgmt Strategic focus: Consumer-related businesses with opportunities that: • Target niche markets • Have limited, weak or unfocused competition • Require unique expertise (underwriting, claim, distribution, analytics and other) Deliver low double-digit ROE2 over time ¹ Book value per share Earnings Call Presentation – 4Q 2018 2 Return on equity 4

Key 2018 Highlights

2018 was a transformational year in Kemper's journey of building on core capabilities

Execution of strategy by proven leadership team
- **Materially enhanced operating and financial performance**

Acquisition and successful integration of Infinity
- **Closed acquisition of Infinity in July 2018; meaningful synergies achieved with more to come**

Continued generation of strong growth in Specialty P&C
- **Specialty P&C PIF[1] increased 140% as reported, or 13% as adjusted to include Infinity historically**

Initiated aggregate catastrophe reinsurance program
- **Reduced impact of high-frequency, low-severity catastrophic events**

Maintained strong capital position with ample liquidity
- **Insurance subsidiaries highly rated[2] by A.M. Best**

Increased annual dividend by ~4%
- **Reflects enhanced competitive position and financial profile**

Initiated brand refresh
- **Elevates focus on strength, stability and transformation**

Seasoned management team made meaningful progress on strategic initiatives, enhancing our core competitive strengths and growing intrinsic value

KEMPER

[1] Policies-in-force
[2] Alliance United is not rated

Earnings Call Presentation – 4Q 2018 | 5

Successful Execution on Infinity Acquisition

Achieving integration milestones and exceeding financial targets

Integration Progress

- Cultures, vision, brand and strategic direction aligned
- Leveraging combined data to inform "go-to-market" and product strategy
- Claims platform and processes are aligning to enable future operational efficiencies
- System integration plan on track, slightly ahead of schedule
- Focused on maintaining customer service levels

Exceeding Financial Targets

Metric	Announced Target	Status	Ahead of Schedule?
Cost Savings	$55mm by 2Q'20	• ~$26mm of run-rate savings to date (~6 months ahead) • ~80bps combined ratio improvement vs. S-4 estimate[1]	✓
Yield Enhancement	$5-10mm of additional investment income	• Infinity investment portfolio fully redeployed • ~1.2% yield enhancement (~$7mm) vs. S-4 estimate ($5mm)	✓
Operating Earnings Accretion	Year 1: accretive (ex. VOBA) Year 2: 10%+ accretive	• Mid-single digit operating earnings accretion (ex. VOBA) • Ahead of schedule on ROE improvement	✓
Tangible Book Value Earnback	2yr earnback (static method)	• ~2 quarters ahead of schedule	✓
Debt / Total Cap.	~22% by 2Q'19	• Repaid $215mm of $250mm bank loan in Dec-18 • 4Q'18 debt / total capitalization ratio of 23.0%	✓

Increasing 2Q'20 cost saving synergy target to a range of $70 - $75 million

[1] *Excludes net impact of purchase accounting*

KEMPER
Earnings Call Presentation – 4Q 2018 | 6

Fourth Quarter 2018 Highlights

Strong Specialty P&C growth and profitability drove overall results

Shareholder Value Creation	• Increased BVPS by 15% or 28% excluding net unrealized gains on fixed maturities[1] • 7.7% rolling 12-month ROAE[2], up 180 bps; 8.3% ROAE, excluding net unrealized gains on fixed maturities[1], up 160 bps
4th Quarter Growth	• Net Income was $7 million, including a $60 million after-tax loss from change in fair value of equity and convertible securities • Adj Consolidated Net Operating EPS[1] increased 52% from $0.60 to $0.91 • Earned Premiums increased $458 million, or 76%, as reported; on an as adjusted[1] basis, Earned Premiums increased $112 million, or 12% • Specialty P&C Insurance increased Earned Premiums by $447 million, or 165%, as reported; on an as adjusted[1] basis, Earned Premiums increased $101 million, or 16%
Operating Performance	• Specialty P&C Insurance underlying combined ratio[1] improved 110 bps to 94.5%, as reported or 230 bps to 90.9%, as adjusted[1] • Preferred P&C Insurance segment achieved an operating profit of $7 million despite elevated catastrophes; for the full year, segment returned to profitability generating an operating profit of $29 million
Financial Strength	• $101 million of cash and investments at holding company • Approximately $540 million of available contingent liquidity • Debt-to-capital ratio of 23.0%
Other	• Aggregate Catastrophe Reinsurance Program delivered its intended capital efficiency and reduced earnings volatility • On February 6, 2019, announced a 4% increase in the quarterly dividend to $0.25 per share

[1] Non-GAAP financial measure; please see reconciliation in the appendix
[2] Return on average shareholders' equity (5-point average)
[3] Return on average tangible shareholders' equity (5-point average)

KEMPER
Earnings Call Presentation – 4Q 2018 | 7

Fourth Quarter Highlights Strong operational results on both an as reported and as adjusted1 basis As Adjusted As Reported for Acquisition (1) Quarter Ended Quarter Ended (Dollars in millions, except per share amounts) Change Change Dec 31, from 4Q’17 Dec 31, from 4Q’17 2018 (%) 2018 (%) Earned Premiums $1,064 75.5% $1,064 11.8% Net Investment Income $91 10.5% $91 (1.2%) Total Revenues $1,095 57.0% $1,095 3.9% Net Income $7 (82.4%) $27 (47.7%) Adjusted Consolidated Net Operating Income (1) $60 93.2% $80 76.3% Per Share Net Income - Diluted $0.10 (85.9%) $0.41 (48.1%) Adj. Consolidated Net Operating Income - Diluted (1) $0.91 51.7% $1.23 75.7% Book Value Per Share (BVPS) $47.10 14.6% BVPS Ex. Unrealized Gains on Fixed Maturities(1) $45.40 27.6% Adjusted consolidated net operating income increased by 93%, as reported; 76%, as adjusted1 1 Non-GAAP financial measure; see reconciliation in the appendix Earnings Call Presentation – 4Q 2018 8

Full Year Highlights Strong financial results on both an as reported and as adjusted1 basis As Adjusted As Reported for Acquisition (1) Year Ended Year Ended (Dollars in millions, except per share amounts) Change Change Dec 31, from FY’17 Dec 31, from FY’17 2018 (%) 2018 (%) Earned Premiums $3,384 44.0% $4,113 10.5% Net Investment Income $341 4.2% $363 (0.5%) Total Revenues $3,725 36.8% $4,472 8.1% Net Income $190 57.2% $298 79.2% Adjusted Consolidated Net Operating Income (1) $258 179.4% $376 175.2% Per Share Net Income - Diluted $3.22 38.2% $4.55 77.7% Adj. Consolidated Net Operating Income - Diluted (1) $4.37 145.5% $5.73 172.9% Book Value Per Share (BVPS) $47.10 14.6% BVPS Ex. Unrealized Gains on Fixed Maturities(1) $45.40 27.6% Adjusted consolidated net operating income increased by 179%, as reported; 175%, as adjusted1 1 Non-GAAP financial measure; see reconciliation in the appendix Earnings Call Presentation – 4Q 2018 9

Operating Performance

Profitability achieved despite significant catastrophe activity and investment market volatility

Dollars per Unrestricted Share - Diluted	Three Months Ended, As Reported						Year Ended, As Reported		
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Variance QoQ	Dec. 31, 2018	Dec. 31, 2017	Variance YoY
Income from Continuing Operations	**$ 0.08**	**$ 1.40**	**$ 0.73**	**$ 1.02**	**$ 0.69**	**(0.61)**	**$ 3.19**	**$ 2.31**	**0.88**
(Income) Loss from Change in FV of Equity & Convertible Securities	0.92	(0.13)	(0.01)	(0.01)	-	0.92	0.86	-	0.86
Investment Related (Gains)/Losses[1]	(0.20)	(0.04)	(0.06)	(0.04)	(0.14)	(0.06)	(0.35)	(0.71)	0.36
Net Impairment Losses	0.02	0.02	-	0.01	0.05	(0.03)	0.06	0.18	(0.12)
Acquisition Related Transaction, Integration & Other Costs	0.09	0.34	0.04	0.12	-	0.09	0.61	-	0.61
Adj. Consolidated Net Operating Income[2]	**0.91**	**1.59**	**0.70**	**1.10**	**0.60**	**0.31**	**4.37**	**1.78**	**2.59**
Sources of Volatility:									
Income (Loss) After-Tax From:									
Catastrophes	(0.30)	(0.24)	(0.66)	(0.12)	(0.64)	0.34	(1.28)	(2.33)	1.05
Prior-year Reserve Development	0.05	0.04	(0.05)	0.02	(0.01)	0.06	0.07	(0.26)	0.33
Alternative Investment Income	0.08	0.16	0.10	0.17	0.16	(0.08)	0.50	0.69	(0.19)
Tax Reform	-	0.40	-	-	0.14	(0.14)	0.44	0.14	0.30
Partial Satisfaction of Judgement	-	0.43	-	-	-	-	0.48	-	0.48
Impact of Purchase Accounting	(0.31)	(0.61)	-	-	-	(0.31)	(1.02)	-	(1.02)
Total from Sources of Volatility	$ (0.48)	$ 0.18	$ (0.61)	$ 0.07	$ (0.35)	$ (0.13)	$ (0.81)	$ (1.76)	$ 0.95

Adjusted consolidated net operating income per diluted share[2] increased 51.7% over 4Q'17

[1] *Includes net realized gains on sales of investments and net impairment losses recognized in earnings*
[2] *Non-GAAP financial measure; see reconciliation in the appendix*

KEMPER Earnings Call Presentation – 4Q 2018 | 10

Specialty Property & Casualty Insurance Segment1 Improved Specialty P&C franchise driving strong profitable growth Key Highlights • PIF grew by ~974,000 or 140% compared to 4Q’17, as reported, or by ~192,000 policies or 13%, as adjusted2 • Underlying combined ratio remained strong, driven by scale benefits and rate actions • Focused on continuing to build competitive advantages, deliver value to customers and generate disciplined growth • Aggregate results further demonstrate power of our franchise Underlying Combined Ratio2 Key Metrics Change Change (%) ($ in millions) 4Q'18 to 4Q’17 FY’18 to FY’17 Earned Premiums $718 16.4% $2,756 15.9% Revenues $741 16.8% $2,840 16.0% U/L Loss & LAE Ratio 73.7% (140 bps) 74.9% (270 bps) 93.2 92.4 92.0 90.9 U/L Expense Ratio 17.2% (90 bps) 17.5% (30 bps) 94.7 Policies In-Force (000) 1,671 13.0% 4Q17 1Q18 2Q18 3Q18 4Q18 Strength of franchise creating value for policyholders and shareholders ¹ As adjusted2, including legacy Infinity in all prior periods 2 Non-GAAP financial measure; see reconciliation in the appendix; excludes impact of purchase accounting Earnings Call Presentation – 4Q 2018 11

Preferred Property & Casualty Insurance Segment Progress made in improving Preferred Auto and Home franchise Key Highlights • Segment returned to profitability (2018 Segment Operating Profit $29 million) - Catastrophe exposure reduced via policy count and expanded reinsurance; Catastrophe aggregate reinsurance program delivered intended value - Auto Underlying Loss and LAE improved 2 points compared to 4Q’17 and 3 points over 2017 • 5% increase in Auto PIF driven by rollout of new product with improved segmentation • Continued profitability improvement targeted via pricing, claims actions, agency management and product management enhancements Key Metrics Change Change Underlying Combined Ratio¹ ($ in millions) 4Q'18 to 4Q’17 FY’18 to FY’17 (%) 104.3 100.3 104.6 Home & Other 98.2 97.7 87.0 89.5 Earned Premiums $74 (2.8%) $291 (5.5%) 79.9 79.0 69.7 Policies In-Force (000) 278 (4.8%) Auto Earned Premiums $115 8.2% $440 4.1% 4Q17 1Q18 2Q18 3Q18 4Q18 Policies In-Force (000) 256 4.8% Auto Home & Other Total Preferred Lines Product portfolio, pricing and risk management enhancements providing favorable momentum ¹ Non-GAAP financial measure; please see reconciliation in the appendix Earnings Call Presentation – 4Q 2018 12

Life & Health Insurance Segment Mixed quarterly results: Sales continue to increase, but benefits and expenses increased Key Highlights • Earned premiums continued to show modest growth • Increased frequency of claims led to an elevated benefits ratio • Expenses increased as follows: - About $2 million related to one-time items - Remaining largely tied to volume and non-run rate business investments • Investment portfolio produced stable net investment income of $52 million 1 (MM) Revenues Key Metrics Change Change ($ in millions) 4Q'18 to 4Q’17 FY’18 to FY’17 $209 $209 L&H $211 $208 $212 Net Operating Income $14 (47.1%) $92 (0.4%) $58 $54 $55 $51 $52 Life $153 $155 $157 $158 $157 Face Value of In-Force $19,563 0.8% Policies In-Force (000) 3,545 (2.8%) 4Q17 1Q18 2Q18 3Q18 4Q18 Earned Premiums Net Investment Income 3rd Consecutive Year of Life and Health Premium Growth ¹ Excludes other income Earnings Call Presentation – 4Q 2018 13

Consistent Portfolio Returns: High Quality & Diversified Stable Net Investment Income Overview • Increase in core portfolio investment $83 $79 $78 $92 $91 income primarily from the addition of (MM) $13 $7 Infinity’s portfolio and organic growth $13 $11 $7 • Alternative investment income decreased relative to strong performance in 4Q’17 $84 $71 $79 $70 $68 • Infinity’s portfolio repositioned and benefiting from enhanced yield and reduced cost structure envisioned at close 4Q17 1Q18 2Q18 3Q18 4Q18 of transaction Alternative Investment Portfolio Core Portfolio Diversified & Highly-Rated Portfolio Pre-Tax Equiv. Annualized Book Yield Portfolio Composition Fixed Maturity Ratings Other ≤ CCC Short-term B / BB Alternatives¹ 5% Corporates 3% 5.4% 5.0% 5.0% 5.2% Equity¹ 5% 4.6% 7% 5% 3% 27% 49% U.S. 11% BBB 4Q17 1Q18 2Q18 3Q18 4Q18 Gov’t 65% • Lower yield primarily due to decrease in 20% A or Higher States/ alterative performance and mix shift from Munis addition of Infinity’s portfolio $8.1 Billion $6.4 Billion ¹ Equity Securities excludes $216 million of Other Equity Interests of LP/LLC’s that have been reclassified into Alternative Investments Earnings Call Presentation – 4Q 2018 14

Strong Current Capital Position with Ample Liquidity Capital position and liquidity resources provide significant financial flexibility Strong Parent Company Liquidity Risk-Based Capital Ratios $734 $741 (%) Life & Health P&C¹ $684 $641 (MM) $582 $400 $404 $385 $385 $540 415 430 330 335 411 $330 $341 $299 290 $197 375 265 $101 2014 2015 2016 2017 2018 Borrowings available under credit agreement & from subs 2015 2016 2017 2018E HoldCo Cash & Investments ¹Excludes Alliance United Cash Flow from Operating Activities Debt-to-Capital <30% 26.5% 27.4% 27.6% 21.9% 23.0% (MM) Debt $540 $215 $241 $241 $122 $134 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 Total Capitalization $2.8B $2.7B $2.7B $2.7B $4.0B Earnings Call Presentation – 4Q 2018 15

2019 Reinsurance Program Aggregate stop-loss program intended to reduce volatility from high-frequency, low-severity events Catastrophe Reinsurance Program (Multi-Year) Aggregate Catastrophe Program • Same coverage as 2018 program • Coverage – $50 million in excess of $60 million – $500k deductible per storm – Perils: All perils, excluding named storms (e.g., hurricanes) and earthquakes – Covered Line: Preferred homeowners (excludes dwelling fire) 2019 Aggregate Catastrophe Reinsurance Program • Policy placed at 1/1/19 similar to prior two years – Added $25 million excess of $250 million layer for 1-year term • Total coverage: 95% of $225 million excess of $50 million Earnings Call Presentation – 4Q 2018 16

Appendix Earnings Call Presentation – 4Q 2018 17

Capital Deployment Priorities Dedicated to being good stewards of capital 1. Investment in the business • Fund profitable organic growth at appropriate risk-adjusted returns • Strategic investments and acquisitions that enhance our business and meet or exceed our ROE targets over time 2. Return capital to shareholders • Repurchase shares opportunistically • Maintain competitive dividends Capital deployment and management focused on maximizing shareholder value Earnings Call Presentation – 4Q 2018 18

Non-GAAP Financial Measures Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities, is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. For the Periods Ended Dec. 31, 2018 Dec. 31, 2017 Book Value Per Share $ 47.10 $ 41.11 Less: Net Unrealized Gains on Fixed Maturities Per Share (1.70) (5.54) Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities $ 45.40 $ 35.57 Earnings Call Presentation – 4Q 2018 19

Non-GAAP Financial Measures Adjusted Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP financial measure computed by excluding from Income (Loss) from Continuing Operations the after-tax impact of 1) income (loss) from change in fair value of equity and convertible securities, 2) net realized gains on sales of investments, 3) net impairment losses recognized in earnings related to investments, 4) acquisition related transaction, integration and other costs, 5) loss from early extinguishment of debt and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Income (Loss) from Continuing Operations. Kemper believes that Adjusted Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (loss) from change in fair value of equity and convertible securities, net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from early extinguishment of debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition related transaction, integration and other costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends. Earnings Call Presentation – 4Q 2018 20

Non-GAAP Financial Measures

Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss) attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income (Loss) from Continuing Operations Per Unrestricted Share.

Kemper believes that Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income from change in fair value of equity and convertible securities, net realized gains on sales of investments, net impairment losses recognized in earnings related to investments, and acquisition related transaction, integration and other costs included in Kemper's results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company's investments, the timing of which is unrelated to the insurance underwriting process.

	For the Three Months Ended					For the Year Ended	
Per Unrestricted Share	4Q18	3Q18	2Q18	1Q18	4Q17	4Q18	4Q17
Income from Continuing Operations - Diluted	$ 0.08	$ 1.40	$ 0.73	$ 1.02	$ 0.69	$ 3.19	$ 2.31
Net (Income) Loss From:							
Change in Fair Value of Equity & Convertible Securities	0.92	(0.13)	(0.01)	(0.01)	-	0.86	-
Net Realized Gains on Sales of Investments	(0.20)	(0.04)	(0.06)	(0.04)	(0.14)	(0.35)	(0.71)
Net Impairment Losses Recognized in Earnings	0.02	0.02	-	0.01	0.05	0.06	0.18
Acquisition Related Transaction, Integration and Other Costs	0.09	0.34	0.04	0.12	-	0.61	-
Adj. Consolidated Net Operating Income - Diluted	$ 0.91	$ 1.59	$ 0.70	$ 1.10	$ 0.60	$ 4.37	$ 1.78

KEMPER

Earnings Call Presentation – 4Q 2018 | 21

Non-GAAP Financial Measures Underlying Combined Ratio is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in the Company’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the combined ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of our insurance products in the current period. The Company believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing the Company’s underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business. Earnings Call Presentation – 4Q 2018 22

Non-GAAP Financial Measures

Underlying Combined Ratio – Continued

Specialty P&C Insurance

	For the Three Months Ended					For the Year Ended	
	4Q17	1Q18	2Q18	3Q18[1]	4Q18[1]	2017	2018[1]
Earned Premiums:							
Kemper Specialty P&C - As Reported	$ 270.7	$ 278.4	$ 320.0	$ 711.2	$ 717.8	$ 1,005.7	$ 2,027.4
Infinity	345.9	354.0	374.3	-	-	1,371.3	728.2
As Adjusted[2] Earned Premiums	$ 616.6	$ 632.4	$ 694.3	$ 711.2	$ 717.8	$ 2,377.0	$ 2,755.6
Current Year Non-CAT Losses and LAE:							
Kemper Specialty P&C - As Reported	$ 214.6	$ 212.3	$ 247.2	$ 527.6	$ 530.3	$ 791.2	$ 1,517.4
Infinity	248.4	273.3	277.4	(2.5)	(1.9)	1,054.9	546.3
As Adjusted[2] Current Year Non-CAT Losses and LAE	$ 463.0	$ 485.6	$ 524.6	$ 525.1	$ 528.4	$ 1,846.1	$ 2,063.7
Insurance Expenses							
Kemper Specialty P&C - As Reported	$ 44.1	$ 47.9	$ 49.0	$ 176.8	$ 148.0	$ 165.0	$ 421.7
Infinity	67.7	65.4	68.1	(47.9)	(24.4)	258.4	61.3
As Adjusted[2] Insurance Expenses	$ 111.8	$ 113.3	$ 117.1	$ 128.9	$ 123.6	$ 423.4	$ 483.0
Underlying Combined Ratio[2]:							
Kemper Specialty P&C - As Reported	95.6%	93.4%	92.5%	99.1%	94.5%	95.1%	95.7%
As Adjusted[2] Underlying Combined Ratio	93.2%	94.7%	92.4%	92.0%	90.9%	95.4%	92.4%

[1] *Infinity line removes the impact of purchase accounting*
[2] *Non-GAAP financial measure; see reconciliation in the appendix*

KEMPER
Earnings Call Presentation – 4Q 2018 | 23

Non-GAAP Financial Measures Underlying Combined Ratio – Continued For the Three Months Ended For the Year Ended 4Q17 1Q18 2Q18 3Q18 4Q18 2017 2018 Preferred Personal Auto Combined Ratio as Reported 105.4% 101.4% 100.4% 97.5% 103.0% 110.0% 100.6% Current Year Catastrophe Loss and LAE Ratio 0.1% (0.6%) (3.6%) (2.1%) (0.3%) (2.7%) (1.6%) Prior Years Non-Catastrophe Losses and LAE (1.2%) (0.5%) 1.3% 2.3% 1.9% (4.6%) 1.3% Prior Years Catastrophe Losses and LAE Ratio 0.0% 0.0% 0.1% 0.0% 0.0% 0.0% 0.0% Underlying Combined Ratio 104.3% 100.3% 98.2% 97.7% 104.6% 102.7% 100.3% Homeowners & Other Combined Ratio as Reported 135.2% 93.9% 130.7% 112.2% 105.3% 130.8% 110.5% Current Year Catastrophe Loss and LAE Ratio (68.3%) (9.3%) (50.3%) (22.0%) (28.5%) (52.7%) (27.6%) Prior Years Non-Catastrophe Losses and LAE 2.0% (5.1%) (2.8%) (1.0%) 1.1% (0.3%) (1.9%) Prior Years Catastrophe Losses and LAE Ratio 80.0% 7.5% 2.3% 0.3% 1.1% 1.5% 2.8% Underlying Combined Ratio 69.7% 87.0% 79.9% 89.5% 79.0% 79.3% 83.8% Earnings Call Presentation – 4Q 2018 24

Non-GAAP Financial Measures As Adjusted for Acquisition amounts are non-GAAP financial measures. For the three months ended December 31, 2018, as adjusted amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. For the year ended December 31, 2018, as adjusted amounts are computed by adding the historical results of Infinity, the acquired company, for the six months ended June 30, 2018 and subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. For the three months and year ended December 31, 2017, as adjusted amounts are computed by adding the historical results of Infinity reported on a GAAP basis to the comparable consolidated GAAP financial measure reported by Kemper. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons. Earnings Call Presentation – 4Q 2018 25

Non-GAAP Financial Measures

As Adjusted for Acquisition – Continued

	Consolidated								
	Three Months Ended				Year Ended				
	31-Dec-18			31-Dec-17	31-Dec-18				31-Dec-17
(Dollars in millions, except per share amounts)	As Reported	Purchase Accounting Adjustments	As Adjusted [1]	As Adjusted [1]	As Reported	Legacy Infinity	Purchase Accounting Adjustments	As Adjusted [1]	As Adjusted [1]
Earned Premiums	$ 1,063.6	$ -	$ 1,063.6	$ 951.7	$ 3,384.4	$ 728.2	$ -	$ 4,112.6	$ 3,721.3
Net Investment Income	$ 91.3	$ -	$ 91.3	$ 92.4	$ 340.9	$ 21.6	$ -	$ 362.5	$ 364.5
Total Revenues	$ 1,094.7	$ -	$ 1,094.7	$ 1,053.5	$ 3,725.1	$ 746.6	$ -	$ 4,471.7	$ 4,135.6
Income (Loss) from Continuing Operations	$ 5.0	$ (20.5)	$ 25.5	$ 50.6	$ 188.4	$ 47.9	$ (60.0)	$ 296.3	$ 165.3
Net Income (Loss)	$ 6.5	$ (20.5)	$ 27.0	$ 51.6	$ 190.1	$ 47.9	$ (60.0)	$ 298.0	$ 166.3
Adjusted Consolidated Net Operating Income	$ 59.9	$ (20.5)	$ 80.4	$ 45.6	$ 258.4	$ 57.2	$ (60.0)	$ 375.6	$ 136.5
Per Unrestricted Share - Diluted									
Income (Loss) from Continuing Operations	$ 0.08		$ 0.39	$ 0.77	$ 3.19			$ 4.52	$ 2.54
Net Income (Loss)	$ 0.10		$ 0.41	$ 0.79	$ 3.22			$ 4.55	$ 2.56
Adjusted Consolidated Net Operating Income	$ 0.91		$ 1.23	$ 0.70	$ 4.37			$ 5.73	$ 2.10

[1] *As Adjusted is a non-GAAP measure, which is comprised by excluding the impact of purchase accounting in 2018 and including the historical results of Kemper and Infinity in periods prior to the acquisition date of July 2, 2018.*

KEMPER
Earnings Call Presentation – 4Q 2018 | 26

Non-GAAP Financial Measures

As Adjusted for Acquisition – Continued

	Specialty Property & Casualty Insurance Segment								
	Three Months Ended				Year Ended				
	31-Dec-18			31-Dec-17	31-Dec-18				31-Dec-17
(Dollars in millions, except per share amounts)	As Reported	Purchase Accounting Adjustments	As Adjusted [1]	As Adjusted [1]	As Reported	Legacy Infinity	Purchase Accounting Adjustments	As Adjusted [1]	As Adjusted [1]
Results of Operations									
Net Premiums Written	$ 674.7	$ -	$ 674.7	$ 596.4	$ 2,067.4	$ 817.1	$ -	$ 2,884.5	$ 2,430.4
Earned Premiums	$ 717.8	$ -	$ 717.8	$ 616.5	$ 2,027.4	$ 728.2	$ -	$ 2,755.6	$ 2,377.0
Net Investment Income	$ 22.6	$ -	$ 22.6	$ 17.3	$ 63.4	$ 17.5	$ -	$ 80.9	$ 68.7
Total Revenues	$ 741.2	$ -	$ 741.2	$ 634.4	$ 2,093.2	$ 746.6	$ -	$ 2,839.8	$ 2,448.2
Incurred Losses and LAE related to:									
Non-catastrophe Losses and LAE	$ 530.3	$ 1.9	$ 528.4	$ 463.0	$ 1,517.4	$ 550.7	$ 4.4	$ 2,063.7	$ 1,846.1
Catastrophe Losses and LAE	1.0	-	1.0	(1.7)	4.7	1.5	-	6.2	22.8
Prior Year Loss and LAE Reserve Development	-	-	-	0.4	1.7	(12.5)	-	(10.8)	(14.7)
Total Incurred Losses and LAE	$ 531.3	$ 1.9	$ 529.4	$ 461.7	$ 1,523.8	$ 539.7	$ 4.4	$ 2,059.1	$ 1,854.2
Insurance Expenses	$ 148.0	$ 24.4	$ 123.6	$ 111.8	$ 421.7	$ 133.6	$ 72.3	$ 483.0	$ 423.7
Segment Net Operating Income (Loss)	$ 48.5	$ (20.8)	$ 69.3	$ 26.4	$ 115.8	$ 56.8	$ (60.6)	$ 233.2	$ 102.4
Ratios Based On Earned Premiums									
Current Year Non-catastrophe Losses and LAE Ratio	73.9%		73.7%	75.1%	74.9%	75.6%		74.9%	77.6%
Current Year Catastrophe Losses and LAE Ratio	0.1%		0.1%	(0.3%)	0.2%	0.2%		0.2%	1.0%
Prior Years Loss and LAE Reserve Development	0.0%		0.0%	0.1%	0.1%	(1.7%)		(0.4%)	(0.6%)
Total Incurred Loss and LAE Ratio	74.0%		73.8%	74.9%	75.2%	74.1%		74.7%	78.0%
Insurance Expense Ratio	20.6%		17.2%	18.1%	20.8%	18.3%		17.5%	17.8%
Combined Ratio	94.6%		91.0%	93.0%	96.0%	92.4%		92.2%	95.8%
Underlying Combined Ratio									
Current Year Non-catastrophe Losses and LAE Ratio	73.9%		73.7%	75.1%	74.9%	75.6%		74.9%	77.6%
Insurance Expense Ratio	20.6%		17.2%	18.1%	20.8%	18.3%		17.5%	17.8%
Underlying Combined Ratio	94.5%		90.9%	93.2%	95.7%	93.9%		92.4%	95.4%

[1] *As Adjusted is a non-GAAP measure, which is comprised by excluding the impact of purchase accounting in 2018 and including the historical results of Kemper and Infinity in periods prior to the acquisition date of July 2, 2018.*

KEMPER

Earnings Call Presentation – 4Q 2018 | 27

Non-GAAP Financial Measures

As Adjusted for Acquisition – Continued

(Dollars in millions, except per share amounts)	Specialty Personal Automobile Insurance								
	Three Months Ended				Year Ended				
	31-Dec-18			31-Dec-17	31-Dec-18				31-Dec-17
	As Reported	Purchase Accounting Adjustments	As Adjusted [1]	As Adjusted [1]	As Reported	Legacy Infinity	Purchase Accounting Adjustments	As Adjusted [1]	As Adjusted [1]
Results of Operations									
Net Premiums Written	$ 618.5	$ -	$ 618.5	$ 547.0	$ 1,927.9	$ 724.5	$ -	$ 2,652.4	$ 2,218.7
Earned Premiums	$ 660.5	$ -	$ 660.5	$ 565.0	$ 1,889.5	$ 646.8	$ -	$ 2,536.3	$ 2,177.3
Net Investment Income	$ 19.1	$ -	$ 19.1	$ 14.2	$ 53.5	$ 13.9	$ -	$ 67.4	$ 56.5
Total Revenues	$ 680.3	$ -	$ 680.3	$ 579.4	$ 1,945.2	$ 660.7	$ -	$ 2,605.9	$ 2,234.8
Incurred Losses and LAE related to:									
Non-catastrophe Losses and LAE	$ 492.0	$ 1.5	$ 490.5	$ 423.6	$ 1,418.2	$ 486.8	$ 3.5	$ 1,901.5	$ 1,690.3
Catastrophe Losses and LAE	0.7	-	0.7	(1.4)	3.9	1.4	-	5.3	21.1
Prior Year Loss and LAE Reserve Development	2.4	-	2.4	-	5.5	(14.6)	-	(9.1)	(21.1)
Total Incurred Losses and LAE	$ 495.1	$ 1.5	$ 493.6	$ 422.2	$ 1,427.6	$ 473.6	$ 3.5	$ 1,897.7	$ 1,690.3
Insurance Expenses	$ 132.5	$ 21.8	$ 110.7	$ 101.7	$ 385.2	$ 119.1	$ 66.9	$ 437.4	$ 384.6
Segment Net Operating Income (Loss)	$ 41.4	$ (18.4)	$ 59.8	$ 22.9	$ 104.1	$ 53.3	$ (55.6)	$ 213.0	$ 95.6
Ratios Based On Earned Premiums									
Current Year Non-catastrophe Losses and LAE Ratio	74.5%		74.2%	74.9%	75.1%	75.2%		74.9%	77.6%
Current Year Catastrophe Losses and LAE Ratio	0.1%		0.1%	(0.2%)	0.2%	0.2%		0.2%	1.0%
Prior Years Loss and LAE Reserve Development	0.4%		0.4%	0.0%	0.3%	(2.2%)		(0.3%)	(1.0%)
Total Incurred Loss and LAE Ratio	75.0%		74.7%	74.7%	75.6%	73.2%		74.8%	77.6%
Insurance Expense Ratio	20.1%		16.8%	18.0%	20.4%	18.4%		17.2%	17.7%
Combined Ratio	95.1%		91.5%	92.7%	96.0%	91.6%		92.0%	95.3%
Underlying Combined Ratio									
Current Year Non-catastrophe Losses and LAE Ratio	74.5%		74.2%	74.9%	75.1%	75.2%		74.9%	77.6%
Insurance Expense Ratio	20.1%		16.8%	18.0%	20.4%	18.4%		17.2%	17.7%
Underlying Combined Ratio	94.6%		91.0%	92.9%	95.5%	93.6%		92.1%	95.3%

[1] As Adjusted is a non-GAAP measure, which is comprised by excluding the impact of purchase accounting in 2018 and including the historical results of Kemper and Infinity in periods prior to the acquisition date of July 2, 2018.

KEMPER

Earnings Call Presentation – 4Q 2018 | 28